UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 24, 2008 (December 24, 2008)
LIZ CLAIBORNE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation)	001-10689 (Commission File Number)	0013-2842791 (IRS Employer Identification No.)

1441 Broadway, New York, NY (Address of Principal Executive Offices)	10018 (Zip Code)
Registrant’s telephone number, including area code: (212) 354-4900
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1: AMENDED AND RESTATED EMPLOYMENT AGREEMENT
EX-10.2: AMENDED AND RESTATED EXECUTIVE TERMINATION BENEFITS AGREEMENT

Item 1.01.	Entry into a Material Definitive Agreement.
Liz Claiborne, Inc. (the “Company”) is filing this Current Report on Form 8-K to disclose that the Company and William L. McComb, Chief Executive Officer, have amended Mr. McComb’s Employment Agreement and Executive Termination Benefits agreement in order to cause such agreements to be in compliance with IRS Regulation 409(A) concerning deferred compensation.
A copy of each of the amended agreements is attached hereto as Exhibits and is incorporated herein by reference. The foregoing description of the amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the amended agreements.

Item 9.01.	Financial Statements and Exhibits.

Exhibit
Number	Description

10.1	Amended and Restated Employment Agreement, dated as of December 24, 2008, between the Company and William L. McComb.

10.2	Amended and Restated Executive Termination Benefits Agreement, dated as of December 24, 2008, between the Company and William L. McComb.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIZ CLAIBORNE, INC.
Date: December 24, 2008	By:	/s/ NICHOLAS RUBINO
	Name:	Nicholas Rubino
	Title:	Senior Vice President -Chief Legal Officer; General Counsel & Secretary

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Amended and Restated Employment Agreement, dated as of December 24, 2008, between the Company and William L. McComb.

10.2	Amended and Restated Executive Termination Benefits Agreement, dated as of December 24, 2008, between the Company and William L. McComb.